UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2014

RTI International Metals, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-14437	51-2115953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 5th Floor 1550 Coraopolis Heights Road Pittsburgh, Pennsylvania	15108-2973
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 893-0026

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 19, 2014, Michael G. McAuley was appointed as the Senior Vice President, Chief Financial Officer and Treasurer of RTI International Metals, Inc. (the “Company”), effective July 1, 2014.

Mr. McAuley was the Vice President and Treasurer of Goodrich Corporation (now UTC Aerospace Systems), a manufacturer of aerospace and defense components and systems, from December 2007 until July 2012 and was a Vice President and Segment Controller for its Actuation and Landing Systems Segment from January 2004 to December 2007. Prior to his employment by Goodrich Corporation, Mr. McAuley was the Manager, Investor Relations of Air Products and Chemicals, Inc., a NYSE listed manufacturer of chemicals, electronic materials, industrial gases and related cryogenic equipment, from November 2001 to December 2003, having held positions of increasing responsibility as an auditor, financial analyst, and controller of various business units of that company since June 1987.

Immediately prior to his appointment by the Company, Mr. McAuley was the Chief Financial Officer of both ECI Development, Ltd., a private offshore developer of retirement communities and investment properties in Latin America, a position he held since January 2013, and Georgetown Trust, Ltd., a private full service trust company based in Belize, a position he held since December 2013.

There is no family relationship between Mr. McAuley and any other executive officer or any director of the Company. There have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Mr. McAuley that are required to be disclosed by Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. McAuley and the Company expect to enter into an employment agreement on terms identical to the letter agreements previously entered into between the Company and its other executive officers, the terms of which are detailed under the caption “Employment Agreements” in the Company’s proxy statement filed with the Securities and Exchange Commission on March 28, 2014. As with the Company’s other executive officers, Mr. McAuley will be subject to the Company’s Executive Non-Change in Control Severance Policy and its Executive Change in Control Severance Policy, provided, that Mr. McAuley will not be entitled to receive any “gross up” payments under the Executive Change in Control Severance Policy for any excise tax imposed by Section 4999 of the Internal Revenue Code. Mr. McAuley will also become a party to the Indemnification Agreement currently in place between the Company and its directors and certain executive officers, which provides enhanced indemnification protection as it relates to his position with the Company.

In addition to the appointment of Mr. McAuley, the Company appointed current Senior Vice President, William T. Hull, as RTI’s first Chief Risk Officer, effective July 1, 2014. Prior to his appointment as Chief Risk Officer, Mr. Hull served as the Company’s Chief Financial Officer for seven years. His responsibilities in this new role include enterprise-wide risk management activities, internal audit, and business acquisition integration.

On June 25, 2014, the Company issued a press release announcing the appointment of Mr. McAuley as Senior Vice President, Chief Financial Officer and Treasurer of the Company and the appointment of Mr. Hull as Chief Risk Officer, effective July 1, 2014. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI International Metals, Inc.
(Registrant)

By:	/s/ Chad Whalen
Chad Whalen
General Counsel & Senior Vice President

Dated: June 25, 2014

Exhibit Index

99.1	Press Release dated June 25, 2014